Exhibit 1.2

OFFER — ORDINARY SHARE / EXCHANGEABLE SHARE ELECTION

The Instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before completing this Letter of Acceptance and Transmittal. The Depositary or the Information Co-Agents (see last page for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Letter of Acceptance and Transmittal.

LETTER OF ACCEPTANCE AND TRANSMITTAL

(“Letter of Transmittal”)

to accompany certificates and DRS holdings for
common shares of

CORNERSTONE CAPITAL RESOURCES INC.
(“Cornerstone”)

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 PM (TORONTO TIME) ON OCTOBER 14, 2020 UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED.

This Letter of Transmittal is for use by registered holders of common shares (the “Cornerstone Shares”) of Cornerstone pursuant to the offer (the “Offer”) dated June 30, 2020 made by SolGold Canadian ExchangeCo Corp. (“SolGold ExchangeCo”), a direct wholly-owned subsidiary of SolGold plc (“SolGold”), to holders of Cornerstone Shares (the “Cornerstone Shareholders”).

Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer to Purchase and Take-Over Bid Circular (the “Offer and Circular”) dated June 30, 2020 have the meanings set out in the Offer and Circular.

Pursuant to the Offer, SolGold ExchangeCo has offered to purchase, on and subject to the terms and conditions described in the Offer and Circular, all of the outstanding Cornerstone Shares not already owned by SolGold or its affiliates (which includes Cornerstone Shares that may become issued and outstanding after the date of the Offer but before the expiry time of the Offer upon exercise of any securities that are exercisable or exchangeable for or convertible into Cornerstone Shares).

This Letter of Transmittal is for use by registered Cornerstone Shareholders only and is not to be used by non-registered, beneficial owners of Cornerstone Shares (the “Non-Registered Shareholders”). A Non-Registered Shareholder does not have Cornerstone Shares registered in his, her or its name; rather, such Cornerstone Shares are registered in the name of the broker, investment dealer, bank, trust company or other nominee (an “Intermediary”) through which such Non -Registered Shareholder purchased the Cornerstone Shares or in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant. Non-Registered Shareholders should contact that Intermediary as soon as possible to deposit their Cornerstone Shares as contemplated by this Letter of Transmittal.

In order to receive the consideration to which you are entitled, registered Cornerstone Shareholders are required to deposit the certificate(s) representing their Cornerstone Shares with the Depositary. This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all Cornerstone Share certificate(s) deposited with the Depositary pursuant to the Offer.

The consideration being offered to any particular Cornerstone Shareholder consists of either ordinary shares of SolGold (each whole ordinary share of SolGold being referred to as a “SolGold Share”) or exchangeable shares of SolGold ExchangeCo (each whole exchangeable share being referred to as an “Exchangeable Share”). Each Exchangeable Share will be exchangeable pursuant to its terms on a one-for-one basis for a SolGold Share and will have the rights, privileges, restrictions and conditions described in the Offer and Circular (see Section 1 of the Offer to Purchase, “The Offer”.)

A Cornerstone Shareholder’s entitlement to elect to receive Exchangeable Shares under the Offer is dependent on whether such Cornerstone Shareholder is an “Eligible Holder” as defined below. Only Eligible Holders are entitled to receive Exchangeable Shares under the Offer. All other Cornerstone Shareholders are entitled to receive only SolGold Shares under the Offer. In this respect:

a)             a Cornerstone Shareholder that is an Eligible Holder can elect to receive, in respect of each Cornerstone Share tendered by such Cornerstone Shareholder, 11 Exchangeable Shares or any other such consideration as indicated in any subsequent Notice of Variation that supersedes this Letter of Transmittal; and

b)             any Cornerstone Shareholder that is not an Eligible Holder (or who is an Eligible Holder but who does not validly elect in this Letter Transmittal to receive Exchangeable Shares) is entitled to receive, in respect of each Cornerstone Share tendered by such Cornerstone Shareholder, 11 SolGold Shares or any other such consideration, other than consideration available only to an Eligible Holder, as indicated in any subsequent Notice of Variation that supersedes this Letter of Transmittal.

In order for a Cornerstone Shareholder that is an Eligible Holder to make a valid election to receive Exchangeable Shares in consideration for their Cornerstone Shares, such Cornerstone Shareholder must deliver a validly completed and duly executed Letter of Transmittal, the certificates representing the Cornerstone Shares (the “Certificates”) and any required supporting documents to Kingsdale Advisors (the “Depositary”) by October 14, 2020. In order to elect to receive Exchangeable Shares, a Cornerstone Shareholder must also represent in Box A.1 — Eligible Holder Declaration — Exchangeable Share Alternative that such Cornerstone Shareholder is an “Eligible Holder”, as defined below.

For the purposes of this Letter of Transmittal:

“Eligible Holder” means (a) a beneficial owner of Cornerstone Shares that is either (i) a resident of Canada for purposes of the Tax Act (other than a person who is exempt from tax under Part I of the Tax Act), or (ii) a partnership any direct or indirect (through another partnership) member of which (other than a person who is exempt from tax under Part I of the Tax Act) is a resident of Canada for the purposes of the Tax Act; or (b) a person holding Cornerstone Shares on behalf of a person that qualifies as an Eligible Holder under paragraph (a) of this definition; and

“Tax Act” means the Income Tax Act (Canada), including all regulations made thereunder, as amended.

TO:                        SOLGOLD CANADIAN EXCHANGECO CORP.

AND TO:              KINGSDALE ADVISORS at its offices set out herein.

The undersigned delivers to you the enclosed certificates(s) for Cornerstone Shares and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Cornerstone Shares upon the terms and conditions contained in the Offer and Circular. The following are the details of the enclosed certificate(s):

Number of Shares
Certificate Number(s)	Name in which Registered	Deposited*

* Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 7.

The undersigned acknowledges receipt of the Offer and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer those Cornerstone Shares represented by the enclosed certificate(s) that are tendered to the Offer (the “Deposited Shares”) and that, at the Effective Time, SolGold ExchangeCo will acquire good title to the Deposited Shares free from all liens, charges, encumbrances, claims and equities.

The undersigned irrevocably constitutes and appoints each of Robert Weinberg and Brian Moller, each of whom is an officer of SolGold ExchangeCo, and any other person designated by SolGold ExchangeCo in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares taken up and paid for under the Offer and any Distributions on such Deposited Shares following the Effective Time (“Post-Effective Time Distributions”) with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares and Post-Effective Time Distributions consisting of securities on the registers of Cornerstone; (b) for as long as any such Deposited Shares are registered or recorded in the name of the undersigned (whether or not they are now so registered or recorded), execute and deliver (provided the same is not contrary to applicable law), as and when requested by SolGold ExchangeCo, any such instruments of proxy, authorization or consent in form and on terms satisfactory to SolGold ExchangeCo in respect of any such Deposited Shares and Post-Effective Time Distributions, and to designate in any such instruments of proxy any person or persons as the proxyholder of the undersigned in respect of such Deposited Shares and Post-Effective Time Distributions; and (c) execute and negotiate any cheques or other instruments representing any such Post-Effective Time Distributions payable to or to the order of the undersigned; and (d) exercise any rights of the undersigned with respect to such Deposited Shares and Post-Effective Time Distributions.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any Post-Effective Time Distributions. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any Post-Effective Time Distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for under the Offer.

The undersigned agrees not to vote any of the Deposited Shares taken up and paid for under the Offer, or Post-Effective Time Distributions on such shares consisting of securities, at any meeting and not to exercise any of the other rights or privileges attaching to any of such Deposited Shares or Post-Effective Time Distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to SolGold ExchangeCo, provided not contrary to any applicable law, at any time and from time to time, as and when requested by, and at the expense of SolGold ExchangeCo, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to SolGold ExchangeCo, in respect of any such Deposited Shares or Post-Effective Time Distributions consisting of securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by SolGold ExchangeCo as the proxyholder of the undersigned in respect of such Deposited Shares or Post-Effective Time Distributions consisting of securities.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and Post-Effective Time Distributions effectively to SolGold ExchangeCo.

Each authority conferred or agreed to be conferred by the undersigned in the Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, the deposit of Cornerstone Shares pursuant to the Letter of Transmittal is irrevocable.

Should any Deposited Shares not be purchased, the deposited certificates and other relevant documents shall be returned to the undersigned.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and both of you shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont présumés avoir requis que tout contrat atteste par l’offre et son acceptation par cette d’envoi, de même que tous les documents qui s’y rapportent, soient rédiges exclusivement en langue anglaise.

BOX A.1

ELIGIBLE HOLDER DECLARATION — EXCHANGEABLE SHARE ALTERNATIVE

To be completed by ALL Cornerstone Shareholders electing to receive Exchangeable Shares

The undersigned hereby declares that each beneficial owner of Cornerstone Shares deposited pursuant to this Letter of Transmittal in respect of which an election is being made to receive Exchangeable Shares under the Exchangea ble

Share Alternative (as defined below) for such beneficial owner’s Cornerstone Shares is:

•                 an Eligible Holder as defined herein

Note: Failure to complete this declaration will invalidate any election to receive Exchangeable Shares and result in you receiving SolGold Shares

BOX A.2

TO BE COMPLETED ONLY BY ELIGIBLE HOLDERS

SOLGOLD SHARE / EXCHANGEABLE SHARE ELECTION

For each Deposited Share, select either:

•                                                11 ordinary shares of SolGold (the “SolGold Share Alternative”) or any other such consideration, other than consideration available only to an Eligible Holder, as indicated in any subsequent Notice of Variation that supersedes this Letter of Transmittal.

OR

•                                                11 exchangeable shares of SolGold ExchangeCo (the “Exchangeable Share Alternative”) or any other such consideration as indicated in any subsequent Notice of Variation that supersedes this Letter of Transmittal

Where no election is made or where the election is improperly made, the undersigned will be deemed to have elected the SolGold Share Alternative.

CORNERSTONE SHAREHOLDERS WHO ARE NOT ELIGIBLE HOLDERS

Cornerstone Shareholders who are not Eligible Holders will receive the SolGold Share Alternative for every Cornerstone Share deposited and cannot elect the Exchangeable Share Alternative.

BOX B	BOX C

ENTITLEMENT DELIVERY	REGISTER SOLGOLD / EXCHANGEABLE SHARES
IN THE NAME OF*:

All SolGold Share Alternative or Exchangeable Share Alternative share entitlements will be issued and mailed to your existing registration in the register of Cornerstone Capital Resources Inc., unless otherwise stated.  If  you  would  like  your  SolGold  Share  Alternative  or Exchangeable Share Alternative shares issued to a different name or address, please complete BOX C and refer to INSTRUCTION 3 & 4

• CHECK BOX IF SAME AS EXISTING REGISTRATION (DEFAULT)

(NAME)

• MAIL SHARES TO ADDRESS ON RECORD (DEFAULT)	(STREET NUMBER & NAME)

• MAIL SHARES TO A DIFFERENT ADDRESS (MUST COMPLETE BOX C)	(CITY AND PROVINCE/STATE)

• HOLD SHARES FOR PICKUP AT KINGSDALE ADVISORS (CHECK LOCATION)	(COUNTRY AND POSTAL/ZIP CODE)

SEE INSTRUCTION SECTION 11 FOR OFFICE ADDRESS	(TELEPHONE NUMBER (BUISNESS HOURS)

(EMAIL ADDRESS)

(SOCIAL INSURANCE/SECURITY NUMBER)

BOX D

NOTICE OF GUARANTEED DELIVERY

• CHECK HERE IF CORNERSTONE SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY

SENT TO THE TORONTO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type)

Name of Registered Holder                                  Date of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

Signature guaranteed by (if required under Instruction 4):	Dated:

Authorized Signature	Signature of Shareholder or Authorized Representative
(See Instruction 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative (please print or type) (if applicable)

INSTRUCTIONS

1.            Use of the Letter of Transmittal

(a)                                 This Letter of Transmittal (or a signed PDF copy thereof) together with accompanying certificates representing the Deposited Shares must be received by the Depositary at any of the offices specified on the last page of this Letter of Transmittal before 5:00 pm (Toronto time) on October 14, 2020, the Expiry Date, unless the Offer is extended or unless the procedures for guaranteed delivery set out in paragraph  3 below are employed.

(b)                                 The method used to deliver this Letter of Transmittal and any accompanying certificates representing Cornerstone Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. SolGold ExchangeCo recommends that the necessary documentation be hand delivered to the Depositary, as applicable, at any of their offices specified on the last page of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Cornerstone Shareholders whose Cornerstone Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Cornerstone Shares.

2.                                      Eligible Holders that Elect the Exchangeable Share Alternative

An Eligible Holder who properly elects in this Letter of Transmittal to sell its Deposited Shares to SolGold ExchangeCo under the Offer for Exchangeable Shares may make a Joint Tax Election with SolGold ExchangeCo pursuant to subsection 85(1) of the Tax Act (or, in the case of an Eligible Holder that is a partnership, pursuant to subsection 85(2) of the Tax Act) in respect of such Deposited Shares and thereby obtain a full or partial tax deferral of any capital gain for purposes of the Tax Act otherwise arising on the disposition of such Deposited Shares (see Section 25 of the Circular — Certain Canadian Federal Income Tax Considerations for a detailed discussion and instructions for making a Joint Tax Election, including applicable deadlines for notifying SolGold ExchangeCo of the Eligible Holder’s intention to make a Joint Tax Election and for the filing of such Joint Tax Election by the Eligible Holder).

SolGold ExchangeCo will make available for use by Eligible Holders a web-based system to allow Eligible Holders to complete the applicable Joint Tax Election prescribed by the Tax Act (i.e. a form T2057 or, for Eligible Holders that are partnerships, a form T2058) and any applicable provincial or territorial forms. The link to that system will be made available at  www.SolGold.com.au shortly after the first date on which Cornerstone Shares are taken up and paid for under the Offer.

In order to make a Joint Tax Election, an Eligible Holder must provide the necessary information in accordance with the procedures set out in the instructions on the web-based system on or before 90 days after the first date on which Cornerstone Shares are taken up and paid for under the Offer.

3.                                      Procedures for Guaranteed Delivery

If a Cornerstone Shareholder wishes to deposit Cornerstone Shares pursuant to the Offer and (i) the certificates representing such Cornerstone Shares are not immediately available or (ii) the Cornerstone Shareholder cannot deliver the certificates representing such Cornerstone Shares and all other required documents to the Depositary on a timely basis at or prior to the Expiry Date, such

Cornerstone Shares may nevertheless be deposited provided that all of the following conditions are met.

(a)                                 such a deposit is made by or through an Eligible Institution (as defined below):

(b)                                 a properly completed and duly executed Notice of Guaranteed Delivery in the form accompanying this Letter of Transmittal or an originally signed facsimile copy thereof is received by the Depositary at its office in Toronto specified in the Notice of Guaranteed Delivery; and

(c)                                  the certificates representing the Deposited Shares in proper form for transfer together with a properly completed and duly executed copy of the Letter of Transmittal, or an signed PDF copy thereof, must be received at the Toronto office of the Depositary on or before 5:00 p.m. (Toronto time) on or before the second trading day on the TSX Venture Exchange after the Expiry Date.

The Notice of Guaranteed Delivery may be delivered by hand or courier, transmitted by email (PDF) or delivered by mail to the Depositary at its office in Toronto specified in the Notice of Guaranteed Delivery not later than the Expiry Time and must include a guarantee to deliver by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery to any office or transmission other than to the specified office or email address does not constitute delivery for this purpose.

An “Eligible Institution” means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada (IIROC), members of the Financial Industry Regulatory Authority (FINRA) or banks and trust companies in the United States.

4.                                      Signatures

This Letter of Transmittal must be filled in and signed by the holder of Cornerstone Shares accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)                                 If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)                                 If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)                                     such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)                                  the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 4 below.

5.                                      Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if the payment is to be made in a name other than the registered owner(s), or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s), or sent to an address other than the address of the registered owner(s) as shown on the registers of Cornerstone Capital Resources Inc., such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

6.                                      Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Any of SolGold ExchangeCo or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

7.                                      Partial Tenders

If less than the total number of Cornerstone Shares evidenced by any certificate submitted is to be deposited, fill in the number of Cornerstone Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. In such case, new certificate(s) for the number of Cornerstone Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Cornerstone Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

8.                                      Miscellaneous

(a)                                 If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)                                 If Deposited Shares are registered in different forms (e.g. ‘John Doe’ and ‘J. Doe’) a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c)                                  No alternative, conditional or contingent deposits will be accepted.

(d)                                 The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)                                  Additional copies of the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Co-Agents or the Depositary at any of their respective offices at the addresses listed below.

9.                                      Lost Certificates

If a share certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss, to the Depositary. The Depositary will respond with the replacement requirements, which must be properly completed and submitted in good order to the Depositary on or prior to the expiry date and time.

10.                               Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you-from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, contact details (such as residential address, correspondence address, email address), social insurance number, survey responses, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Computershare may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Where we share your personal information with other companies to provide services to you, we ensure they have adequate safeguards to protect your personal information. We also ensure the protection of rights of data subjects under the General Data Protection Regulation, where applicable. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, www.computershare.com, or by writing to us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

11                                  Share Entitlement Pickup Locations

Entitlements may be picked up at Kingsdale’s office location. Pick-up instructions must be selected in Box A. Please see the back page of this Letter of Transmittal for office location.

OFFER — ORDINARY SHARE / EXCHANGEABLE SHARE ELECTION

The Depositary is:                                KINGSDALE ADVISORS

By Mail

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361 Toronto ON M5X 1E2

Attn: Corporate Actions

By Registered Mail, Hand or by Courier

The Exchange Tower

130 King Street West, Suite 2950

Toronto ON M5X 1E2

Attn: Corporate Actions

Toll Free: 1-888-823-4343

E-Mail: contactus@kingsdaleadvisors.com

The Information Co-Agents are:

KINGSDALE ADVISORS

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361 Toronto ON M5X 1E2

GRYPHON ADVISORS

Brookfield Place

181 Bay St., Suite 2810

Toronto ON M5J 2T3

E-Mail:  contactus@kingsdaleadvisors.com

Toll Free: 1-888-823-4343

Any questions and requests for assistance may be directed by holders of Cornerstone Shares to the Information Co- Agents or the Depositary at their respective telephone numbers and locations set out above.